                                                                      Exhibit 21

                                  SUBSIDIARIES

Listed below are the principal subsidiaries and affiliates of Kaiser Aluminum
& Chemical Corporation, the jurisdiction of their incorporation or organization, and the names under which such subsidiaries do business. The
Company's ownership is indicated for less than wholly owned affiliates. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                                                     Place of
                                                                                                     Incorporation
         Name                                                                                        or Organization
         ----                                                                                        ---------------
         Alpart Jamaica Inc.(1)(2) .....................................................             Delaware
         Alumina Partners of Jamaica (partnership) (65%)(2).............................             Delaware
         Anglesey Aluminium Limited (49%)(2)............................................             United Kingdom
         Kaiser Alumina Australia Corporation(1)(2).....................................             Delaware
         Kaiser Aluminium International, Inc.(1)........................................             Delaware
         Kaiser Aluminum & Chemical of Canada Limited(1)................................             Ontario
         Kaiser Bauxite Company(1)(2)...................................................             Nevada
         Kaiser Bellwood Corporation(1).................................................             Delaware
         Kaiser Finance Corporation(1)(2) ..............................................             Delaware
         Kaiser Jamaica Bauxite Company (partnership) (49%)(2)..........................             Jamaica
         Kaiser Jamaica Corporation(1)(2)...............................................             Delaware
         Queensland Alumina Limited (20%)(2)............................................             Queensland
         Volta Aluminium Company Limited (90%)(2).......................................             Ghana

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(1)      Filed a voluntary petition for reorganization under the Code.
(2)      Entities that may be materially affected if commodity asset sales are completed, as discussed more fully in Notes 1 and 5 of Notes to
         Consolidated Financial Statements.